UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 2, 2012 (March 31, 2012)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                      TERMINATION OF A MATERAIL DEFINITIVE AGREEMENT

On February 27, 2012, we entered into a Second Standstill Agreement (the “ Second Agreement”) between K Micro Bubble Technology Inc., a Korean corporation (“KMBT”) and Fuel Emissions International Inc., a Delaware corporation (“FEII”) wherein we, KMBT and FEII agreed not to discuss or negotiate with any third party, or enter into any understandings, agreements or undertakings with any third party, with respect to the sale of fuel emission technology and associated additives.  The standstill period expired on March 31, 2012.  Under the terms of the Second Agreement, FEII was obligated to pay us $50,000.00 by February 29, 2012 and additional $50,000.00 by March 15, 2012.  The foregoing $100,000 was paid to us.  On March 31, 2012 the foregoing Agreement terminated by its own terms.

ITEM 7.01                      REGULATION FD DISCLOSURE.

On April 2, 2012, we announced that we received a formal communication from Fuel Emulsions Inc. to both renew its commitment with EcoloCap, inform of the progress made in securing orders for the EcoloCap Emulsion units and proprietary additive, and inform that it is in the last stage of finalizing its infrastructure and putting together all the financing necessary to actualize its aggressive business plan.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press release dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of April 2012.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors